Exhibit 99.1

      Immersion Corporation Reports Second Quarter 2006 Financial Results

    SAN JOSE, Calif.--(BUSINESS WIRE)--Aug. 3, 2006--Immersion Corporation (Nasdaq:IMMR), a leading developer and licensor of touch feedback technology, today announced its second quarter 2006 financial results. Revenues were $6.7 million for the quarter ended June 30, 2006 compared to revenues of $6.2 million for the second quarter of 2005. Net loss on a Generally Accepted Accounting Principles (GAAP) basis for the second quarter of 2006 was $2.4 million, or $0.10 per share, down 16 percent compared to a net loss on a GAAP basis of $2.8 million, or $0.12 per share, for the second quarter of 2005. Net loss for the three months ended June 30, 2006 included stock-based compensation expense of $694,000, equal to $0.03 loss per share. Net loss for the three months ended June 30, 2005 did not include any stock-based compensation expense. Revenues were $12.7 million for the six months ended June 30, 2006 compared to revenues of $12.0 million for the first six months of 2005. Net loss on a GAAP basis for the first six months of 2006 was $5.3 million, or $0.22 per share, down 11 percent compared to a net loss on a GAAP basis of $6.0 million, or $0.25 per share, for the first six months of 2005. As of June 30, 2006, Immersion had cash and cash equivalents totaling $30.9 million.
    "Our loss for the quarter, excluding non cash stock compensation, is the lowest quarterly loss since going public in 1999 and reflects our continued efforts to achieve profitability," said Victor Viegas, Immersion CEO and president. "Our overall revenue growth of 7 percent results from a 28 percent growth in our non-gaming businesses and a 46 percent decrease in our gaming revenue mainly due to the downturn of third-party controller sales in the video game industry.
    "In June, we announced our new TouchSense(R) technology for next-generation video console systems. The new vibration feedback technology provides a far more engaging, realistic, and immersive tactile experience that matches the realism expected of next-generation high-definition graphics and high-fidelity sound. This new TouchSense technology can work alongside motion and tilt sensing and provides backward compatibility for existing dual-motor systems, allowing an implementation path at any stage of product lifecycle, even after a console model has launched.
    "In the past three months, several significant advances have been made in our Mobility business. We signed a license agreement for our VibeTonz(R) System with LG Electronics, the number four mobile handset manufacturer in the world and the top producer of handsets based on CDMA technology.(1) In addition, we continue to build support from wireless operators such as SK Telecom (SKT), the leading Korean mobile operator. SKT recently launched a VibeTonz-only content service called VibeBell, offering over 1,000 VibeTonz-enhanced music clips that subscribers can use to personalize their phones. SKT's first handset to support this service is the newly-released Samsung SCH-B450, which uses the VibeTonz System to play touch effects embedded in games and MPEG-4 media. Also in June, we introduced an important new capability of our VibeTonz System, the enablement of tactile feedback in touchscreens for smartphones, the fastest-growing products in the handset market."
    Immersion will host a conference call with company management on Thursday, August 3, 2006, at 5:00 p.m. Eastern time to discuss operating results for the second quarter ended June 30, 2006. A question and answer session will follow. To listen to the call, dial +1 800.374.2366 approximately five minutes prior to the start of the call and enter confirmation number 2398093. The call will be archived and available for replay until August 10, 2006, by dialing +1
800.642.1687 and entering confirmation number 2398093. The call will also be simulcast on the Internet through Immersion Corporation's Web site, http://www.immersion.com. An audio replay of the call will be archived and available at www.immersion.com for replay until August 3, 2007.

    (1) IDC, Worldwide Quarterly Mobile Phone Tracker, Q1 2006, June
2006

    About Immersion (www.immersion.com)

    Founded in 1993, Immersion Corporation is a recognized leader in developing, licensing and marketing digital touch technology and products. Using Immersion's advanced touch feedback technology, electronic user interfaces can be made more productive, compelling, entertaining, or safer. Immersion's technology is deployed across automotive, entertainment, medical training, mobility, personal computing, and three-dimensional simulation markets. Immersion's patent portfolio includes over 600 issued or pending patents in the United States and other countries.

    Forward-Looking Statements

    This press release contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.
    All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any projections of earnings, revenues, or other financial matters; any statements of the plans, strategies, and objectives of management for future operations; proposed products or services; any statements concerning the breadth and timeline to implement next-generation vibration technology into gaming consoles, peripherals, or games, release of gaming consoles, peripherals, or games supporting next-generation vibration technology, or any change in revenue that may occur from such implementation, or consumer and market acceptance of next-generation vibration technology in particular, and force feedback products in general; any statements concerning adoption and market acceptance of touch-enabled mobile phones or consumer and market acceptance of force feedback products in general, future development of force feedback products; proposed products or services; any statements regarding future economic conditions or performance; and statements of belief or assumptions underlying any of the foregoing. Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business which include, but are not limited to, delay in or failure to achieve commercial demand for Immersion's expanded technology offerings; a delay in or failure to achieve the acceptance of force feedback as a critical user experience in new and existing markets for our business segments; and risks and uncertainties associated with the ongoing litigation.
    For a more detailed discussion of these factors, and other factors that could cause the Company's actual results to vary materially, interested parties should review the risk factors listed in the Company's most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect the Company's beliefs and predictions as of the date of this release. The Company disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

    Immersion, the Immersion logo, TouchSense, and VibeTonz are trademarks of Immersion Corporation in the U.S. and other countries. All other trademarks are the property of their respective owners.



                        Immersion Corporation
                Condensed Consolidated Balance Sheets
                            (In thousands)

                                               June 30,   December 31,
                                                 2006         2005
                                              (Unaudited)      (1)
                                              ----------- ------------
ASSETS
  Cash and cash equivalents                    $  30,860   $   28,171
  Accounts receivable, net                         4,325        4,650
  Inventories                                      2,417        2,655
  Prepaid expenses and other current assets        1,044        1,131
                                              ----------- ------------
      Total current assets                        38,646       36,607

  Property and equipment, net                      1,733        1,366
  Intangibles and other assets, net                7,001        6,787
                                              ----------- ------------

TOTAL ASSETS                                   $  47,380   $   44,760
                                              =========== ============

LIABILITIES
  Accounts payable                             $   1,011   $    2,179
  Accrued compensation                             1,287        1,193
  Other accrued liabilities                        2,112        1,604
  Deferred revenue and customer advances           2,332        2,741
  Current portion of long-term debt                    -            5
                                              ----------- ------------
      Total current liabilities                    6,742        7,722

  Long-term debt                                  17,806       17,490
  Long-term liabilities and deferred revenue      27,898       21,343
  Long-term customer advance from Microsoft       15,000       15,000
                                              ----------- ------------
      Total liabilities                           67,446       61,555

STOCKHOLDERS' DEFICIT                            (20,066)     (16,795)
                                              ----------- ------------

TOTAL LIABILITIES &
STOCKHOLDERS' DEFICIT                          $  47,380   $   44,760
                                              =========== ============

(1) Derived from the Company's annual audited financial statements.


                        Immersion Corporation
           Condensed Consolidated Statements of Operations
               (In thousands, except per share amounts)
                             (Unaudited)

                                     Three Months       Six Months
                                    Ended June 30,     Ended June 30,
                                     2006     2005     2006     2005
                                   -------- -------- -------- --------
Revenues:
  Royalty and license              $ 1,702  $ 2,329  $ 3,612  $ 4,800
  Product sales                      3,917    3,257    7,283    5,952
  Development contracts and other    1,034      660    1,790    1,266
                                   -------- -------- -------- --------
      Total revenues                 6,653    6,246   12,685   12,018
                                   -------- -------- -------- --------

Costs and expenses:
  Cost of product sales (exclusive
   of amortization of intangibles
   shown separately below)           1,802    1,663    3,157    3,052
  Sales and marketing                3,009    3,078    6,086    5,897
  Research and development           1,802    1,528    3,531    3,037
  General and administrative         2,296    2,198    5,107    4,484
  Amortization of intangibles          219      369      429      736
  Litigation settlement               (400)       -   (1,050)       -
  Restructuring                          -        -        -      185
                                   ----------------- -------- --------
      Total costs and expenses       8,728    8,836   17,260   17,391
                                   -------- -------- -------- --------

Operating loss                      (2,075)  (2,590)  (4,575)  (5,373)
Interest and other income
 (expense), net                       (319)    (206)    (623)    (491)
                                   -------- -------- -------- --------

Loss before benefit (provision)
 for income taxes                   (2,394)  (2,796)  (5,198)  (5,864)

Benefit (provision) for income
 taxes                                  15      (33)     (87)     (98)
                                   -------- -------- -------- --------

Net loss                           $(2,379) $(2,829) $(5,285) $(5,962)
                                   ======== ======== ======== ========

Basic and diluted net loss per
 share                             $ (0.10) $ (0.12) $ (0.22) $ (0.25)
                                   -------- -------- -------- --------

Shares used in calculating basic
 and diluted net loss per share     24,546   24,050   24,483   23,858
                                   -------- -------- -------- --------


                        Immersion Corporation
                   Additional Financial Information
      Effect of Non Cash Stock-Based Compensation included within
            Condensed Consolidated Statement of Operations
                            (In thousands)
                             (Unaudited)

                                                   Three
                                                   Months
                                                   ended
                          Three                   June 30      Three
                          Months     Non Cash      2006,       Months
                          ended     Stock-Based  exclusive     ended
                          June 30  Compensation     of        June 30
                           2006,     included     Non Cash     2005,
                            as        within    Stock-Based     as
                         reported     expense   Compensation reported
                         --------- ------------ ------------ ---------

Costs and expenses
  Cost of product sales  $  1,802  $        18  $     1,784  $  1,663
  Sales and marketing       3,009          296        2,713     3,078
  Research and
   development              1,802          121        1,681     1,528
  General and
   administration           2,296          259        2,037     2,198
  Other, net                 (181)           -         (181)      369
                         --------- ------------ ------------ ---------

Total costs and expenses $  8,728  $       694  $     8,034  $  8,836
                         ========= ============ ============ =========

                                                    Six
                                                   Months
                                                   ended
                           Six                    June 30       Six
                          Months    Non Cash       2006,       Months
                          ended    Stock-Based   exclusive     ended
                          June 30  Compensation      of       June 30
                           2006,     included     Non Cash     2005,
                            as        within    Stock-Based     as
                         reported     expense   Compensation reported
                         --------- ------------ ------------ ---------

Costs and expenses
  Cost of product sales  $  3,157  $        37  $     3,120  $  3,052
  Sales and marketing       6,086          582        5,504     5,897
  Research and
   development              3,531          250        3,281     3,037
  General and
   administration           5,107          548        4,559     4,484
  Other, net                 (621)           -         (621)      921
                         --------- ------------ ------------ ---------

Total costs and expenses $ 17,260  $     1,417  $    15,843  $ 17,391
                         ========= ============ ============ =========

There was no Non Cash Stock-Based Compensation included within the financial results in the three and six month periods ended June 30, 2005.

    CONTACT: Immersion Corporation
             Stephen Ambler, 408-467-1900
             invest@immersion.com